Exhibit 16.1

SEALE and BEERS, CPAs
PCAOB & CPAB REGISTERED AUDITORS
www.sealebeers.com

April 4, 2011

Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549

Dear Sir/Madam:

We have read the statements included under Item 4.01 in the Form 8-K Amendment No. 4 dated April 5, 2011, of Consumer Capital Group Inc., formerly Mondas Minerals Corporation (the "Company") to be filed with the Securities and Exchange Commission and we agree with such statements insofar as they relate to our dismissal, our audit of the June 30, 2010 and 2009 financial statements, and our review of the interim period ending September 30, 2010. We did not review any financial reports after this date. We cannot confirm or deny that the appointment of Anton & Chia, LLP was approved by the Board of Directors, or that they were not consulted prior to their appointment as auditors.

Very truly yours,


/s/ Seale and Beers, CPAs
------------------------------------
Seale and Beers, CPAs
Las Vegas, Nevada

CC:   U.S. Securities & Exchange Commission
      Office of the Chief Accountant
      100 F Street, NE
      Washington, DC 20549
      202-551-5300 Phone
      202-772-9252 Fax


Seale and Beers, CPAs                           PCAOB & CPAB Registered Auditors
 50 S. Jones Blvd, Ste 202, Las Vegas, NV 89107 (888)727-8251 Fax: (888)782-2351